Exhibit 10.13

TILLY’S

STOCK OPTION AGREEMENT

PURSUANT TO 2007 PLAN

(Non-Executive Form)

The Company has granted to the Optionee, pursuant to the Stock Option Grant Agreement (the “Grant Agreement”) and the Company’s 2007 Stock Option Plan (the “Plan”), an Option to purchase certain shares of Stock, upon the terms and conditions set forth in this Agreement. The Option shall in all respects be subject to the terms and conditions of the Grant Agreement and the Plan, the provisions of which are incorporated herein by reference.

1. DEFINITIONS AND CONSTRUCTION.

1.1. Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Agreement or the Plan.

1.2. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2. TAX CONSEQUENCES.

2.1. Tax Status of Option. As indicated in the Grant Agreement, this Option is intended to be either an Incentive Stock Option within the meaning of Section 422(b) of the Code or a Nonqualified Stock Option, which is not intended to qualify as an Incentive Stock Option. The Optionee should consult with the Optionee’s own tax advisor regarding the tax effects of this Option (and any requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements).

2.2. Fair Market Value Limitation. If this Option is designated an Incentive Stock Option in the Grant Agreement to the extent that the Option (together with all Incentive Stock Options granted to the Optionee under all stock option plans of all Participating Companies, including the Plan) becomes exercisable for the first time during any calendar year for shares having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount will be treated as Nonqualified Stock Options. For purposes of this Section 2.2, options designated as Incentive Stock Options are taken into account in the order in which they were granted, and the Fair Market Value of stock is determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 2.2, such different limitation shall be deemed incorporated herein effective as of the date required or permitted by such amendment to the Code. If the Option is treated as an Incentive Stock Option in part and as a Nonqualified Stock Option in part by reason of the limitation set forth in this Section 2.2, the Optionee may designate which portion of such Option the Optionee is exercising. In the absence of such designation, the Optionee shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option. (NOTE TO OPTIONEE: If the aggregate Exercise Price of the Option (that is, the Exercise Price multiplied by the Number of Option Shares) plus the aggregate exercise price of any other Incentive Stock Options you hold (whether granted pursuant to the Plan or any other stock option plan of a Participating

Company) is greater than $100,000, you should contact the President of the Company to ascertain whether the entire Option qualifies as an Incentive Stock Option.

3. EXERCISE OF THE OPTION.

3.1. Right to Exercise. Except as otherwise provided herein, the Option shall become exercisable on the date of the consummation of the closing of the Company’s initial public offering (“IPO,” as defined in this Section below), after the Initial Vesting Date and prior to the termination of the Option (as provided in Section 5) in an amount not to exceed the Number of Option Shares multiplied by the Vested Ratio (“Right to Exercise”). “IPO” means the Company’s sale of its common stock in a bona fide, firm commitment underwriting pursuant to a registration under the Securities Act.

3.2. Method of Exercise. Exercise of the Option shall be by written notice to the Company which must state the election to exercise the Option, the number of whole shares of Stock for which the Option is being exercised and such other representations and agreements as to the Optionee’s investment intent with respect to such shares as may be required pursuant to the provisions of this Agreement. The written notice must be signed by the Optionee and must be delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the President of the Company, or other authorized representative of a Participating Company, prior to the termination of the Option as set forth in Section 5, accompanied by full payment of the aggregate Exercise Price for the number of shares of Stock being purchased. The Option shall be deemed to be exercised upon receipt by the Company of such written notice and the aggregate Exercise Price.

3.3. Payment of Exercise Price.

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the aggregate Exercise Price for the number of shares of Stock for which the Option is being exercised shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of whole shares of Stock owned by the Optionee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the aggregate Exercise Price, (iii) after such time as the Company’s Stock is listed on a national or regional securities exchange or market system, by execution through a third-party broker of a net Stock transaction whereby the number of shares of Stock tendered for payment of the exercise price have a market value not less than the exercise price, or (iv) by any combination of the foregoing.

(b) Limitations on Forms of Consideration. Notwithstanding the foregoing, the Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender, or attestation to the ownership, of Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. The Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

3.4. Tax Withholding. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes withholding from payroll and any other amounts payable to the Optionee, and otherwise agrees to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of a Participating Company, if any, which arise in connection with the Option, including, without limitation, obligations arising upon (i) the exercise, in whole or in part, of the Option, (ii) the transfer, in whole or in part, of any shares acquired upon exercise of the Option, (iii) the operation of any law or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any shares acquired upon exercise of the Option. The Optionee is cautioned that the Option is not exercisable unless the tax withholding obligations of the Participating Company are satisfied. Accordingly, the Optionee may not be able to exercise the Option when desired even though the Option is vested, and the Company shall have no obligation to issue a certificate for such shares.

3.5. Certificate Registration. The certificate for the shares as to which the Option is exercised shall be registered in the name of the Optionee, or, if applicable, the Optionee’s heirs.

3.6. Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of shares of Stock upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

3.7. Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of the Option.

4. NONTRANSFERABILITY OF THE OPTION.

The Option may be exercised during the lifetime of the Optionee only by the Optionee or the Optionee’s guardian or legal representative and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution. Following the death of the Optionee, the Option, to the extent provided in Section 6, may be exercised by the Optionee’s legal representative or by any person empowered to do so under the deceased Optionee’s will or under the then applicable laws of descent and distribution.

5. TERMINATION OF THE OPTION.

The Option shall terminate and may no longer be exercised on the first to occur of (a) the Option Expiration Date, (b) the last date for exercising the Option following termination of the Optionee’s Service as described in Section 6, or (c) pursuant to a Change in Control, to the extent provided in the Plan.

6. EFFECT OF TERMINATION OF SERVICE.

6.1. Option Exercisability.

(a) Disability. If the Optionee’s Service with a Participating Company is terminated because of the Disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee (or the Optionee’s guardian or legal representative) at any time prior to the expiration of one (1) year after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date. (NOTE: If an Incentive Stock Option is exercised more than three (3) months after the date on which the Optionee’s Service as an Employee terminated as a result of a Disability other than a permanent and total disability as defined in Section 22(e)(3) of the Code, the Option will be treated as a Nonqualified Stock Option and not as an Incentive Stock Option to the extent required by Section 422 of the Code.)

(b) Death. If the Optionee’s Service with a Participating Company is terminated because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee’s legal representative or other person who acquired the right to exercise the Option by reason of the Optionee’ s death at any time prior to the expiration of one (1) year after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date. The Optionee’s Service shall be deemed to have terminated on account of death if the Optionee dies within thirty (30) days after the Optionee’s termination of Service (other than for Cause).

(c) Cause. If the Optionee’s Service with a Participating Company is terminated for Cause, the Option shall terminate and cease to be exercisable immediately upon such termination of Service.

(d) Other Termination of Service. If the Optionee’s Service with a Participating Company terminates for any reason, except Disability, death or for Cause, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee’s Service terminated, may be exercised by the Optionee within thirty (30) days (or such other longer period of time as determined by the Board, in its sole discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date.

6.2. Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth in Section 6.1 is prevented by the provisions of Section 3.6, the Option shall remain exercisable until thirty (30) days after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date. The Company makes no representation as to the tax consequences of any such delayed exercise. The Optionee should consult with the Optionee’s own tax advisor as to the tax consequences of any such delayed exercise.

6.3. Extension if Optionee Subject to Section 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 6.1 of shares acquired upon the exercise of the Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee’s termination of Service, or (iii) the Option Expiration Date. The Company makes no representation as to the tax consequences of any such delayed exercise. The Optionee should consult with the Optionee’s own tax advisor as to the tax consequences of any such delayed exercise.

7. RIGHTS AS A STOCKHOLDER, EMPLOYEE OR CONSULTANT.

The Optionee shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a certificate for the shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 4.2 of the Plan. If the Optionee is an Employee, the Optionee understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Optionee, the Optionee’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Optionee any right to continue in the Service of a Participating Company or interfere in any way with any right of a Participating Company to terminate the Optionee’s Service as an Employee or Consultant, as the case may be, at any time.

8. NOTICE OF SALES UPON DISQUALIFYING DISPOSITION.

If the Option is designated as an Incentive Stock Option in the Grant Agreement, the Optionee shall comply with the provisions of this Section. The Optionee shall promptly notify the President of the Company if the Optionee disposes of any of the shares acquired pursuant to the Option within one (1) year after the date of the Optionee exercises all or part of the Option or within two (2) years after the Date of Grant. Until such time as the Optionee disposes of such shares in a manner consistent with the provisions of this Agreement, unless otherwise expressly authorized by the Company, the Optionee shall hold all shares acquired pursuant to the Option in the Optionee’s name (and not in the name of any nominee) for the one-year period immediately after the exercise of the Option and the two-year period immediately after Date of Grant. At any time during the one-year or two-year periods set forth above, the Company may place a legend on any certificate representing shares acquired pursuant to the Option requesting the transfer agent for the Company’s stock to notify the Company of any such transfers. The obligation of the Optionee to notify the Company of any such transfer shall continue notwithstanding that a legend has been placed on the certificate pursuant to the preceding sentence.

9. LEGENDS.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of this Agreement. The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Optionee in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

9.1. “THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

9.2. If this Option is designated an Incentive Stock Option in the Grant Agreement: “THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE COMPANY TO THE REGISTERED HOLDER UPON EXERCISE OF AN INCENTIVE STOCK OPTION AS DEFINED IN SECTION 422 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“ISO”). IN ORDER TO OBTAIN THE PREFERENTIAL TAX TREATMENT AFFORDED TO ISOs, THE SHARES SHOULD NOT BE TRANSFERRED PRIOR TO                     . SHOULD THE REGISTERED HOLDER ELECT TO TRANSFER ANY OF THE SHARES PRIOR TO THIS DATE AND FOREGO ISO TAX TREATMENT, THE TRANSFER AGENT FOR THE SHARES SHALL NOTIFY THE COMPANY IMMEDIATELY. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE INCENTIVE STOCK OPTION IN THE REGISTERED HOLDER’S NAME (AND NOT IN THE NAME OF ANY NOMINEE) PRIOR TO THIS DATE OR UNTIL TRANSFERRED AS DESCRIBED ABOVE.”

10. PUBLIC OFFERING.

The Optionee hereby agrees that in the event of any underwritten public offering of stock, including an initial public offering of stock, made by the Company pursuant to an effective registration statement filed under the Securities Act, the Optionee shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriter (as defined in the Securities Act) for such public offering; provided, however, that such period of time shall not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such public offering. The foregoing limitation shall not apply to shares registered in the public offering under the Securities Act. The Optionee shall be subject to this Section provided and only if the officers and directors of the Company are also subject to similar arrangements.

11. INVESTMENT REPRESENTATION.

Optionee is acquiring the Options and the Stock for investment for such Optionee’s own account and not with the view to, or for resale in connection with, any distribution thereof. Such Optionee understands that the Options and the Stock have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. Such Optionee further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Options or the Stock other than a transfer not involving a change of beneficial ownership.

Such Optionee understands and acknowledges that neither the Options nor the Stock will be registered under the Securities Act on the ground that the sale provided for in this Agreement is exempt from the registration requirements of the Securities Act.

12. RESTRICTIONS ON TRANSFER OF SHARES.

No shares acquired upon exercise of the Option may be sold, exchanged, transferred (including, without limitation, any transfer to a nominee or agent of the Optionee), assigned, pledged, hypothecated or otherwise disposed of, including by operation of law, in any manner which violates any of the provisions of this Agreement, and any such attempted disposition shall be void. The Company shall not be required (a) to transfer on its books any shares which will have been transferred in violation of any of the provisions set forth in this Option Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares will have been so transferred.

13. BINDING EFFECT.

Subject to the restrictions on transfer set forth herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

14. TERMINATION OR AMENDMENT.

The Board may terminate or amend the Plan or the Option at any time; provided, however, that except in connection with a Change in Control, no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Optionee unless such termination or amendment is permitted under the terms of the Option or is necessary to comply with any applicable law or government regulation or is required to enable the Option designated as an Incentive Stock Option in the Grant Agreement to qualify as an Incentive Stock Option. No amendment or addition to this Agreement shall be effective unless in writing.

15. CHANGE IN CONTROL. In the event of a Change in Control (as defined in the Plan):

15.1. No portion of the unvested portion of this Option on the date of such Change in Control shall accelerate and vest effective as of immediately prior to the consummation of the Change in Control. The Board in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of this Option for an amount of cash or other property having a value equal to the difference (or “spread”) between: (x) the value of the cash or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of this Option had this Option been exercised immediately prior to the Change in Control, and (y) the aggregate exercise price for such shares.

15.2. If this Option is assumed, or if a new option of comparable value is issued in exchange therefor, then this Option or the new option shall be appropriately adjusted, concurrently with the Change in Control, to apply to the number and class of securities or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the Shares issuable upon exercise of this Option had this Option been exercised immediately prior to the Change in Control, and appropriate adjustment also shall be made to the exercise price such that the aggregate exercise price of this Option or the new option shall remain the same as nearly as practicable.

15.3. If the provisions of subsection 15.2 above apply, then this Option, the new option or the New Incentives shall continue to vest in accordance with the provisions of this Option hereof and shall continue in effect for the remainder of the term of this Option in accordance with the terms hereof. However, in the event of an Involuntary Termination (as defined below) of Optionee’s Continuous Service within twelve (12) months following such Change in Control, then vesting of this Option, the new option or the new incentives shall accelerate in full automatically effective upon such Involuntary Termination.

15.4. For purposes of this Section 15, the following terms shall have the meanings set forth below:

(a) “Involuntary Termination” shall mean the termination of Optionee’s Continuous Service by reason of:

(i) Optionee’s involuntary dismissal or discharge by the Company, or by the acquiring or successor entity (or parent or any subsidiary thereof employing the Optionee) for reasons other than Misconduct (as defined below), or

(ii) Optionee’s voluntary resignation following (x) a change in Optionee’s position with the Company, the acquiring or successor entity (or parent or any subsidiary thereof) which materially reduces Optionee’s duties and responsibilities or the level of management to which Optionee reports, (y) a reduction in Optionee’s level of compensation (including base salary, fringe benefits and target bonus under any performance based bonus or incentive programs) by more than ten percent (10%), or (z) a relocation of Optionee’s principal place of employment by more than thirty (30) miles, provided and only if such change, reduction or relocation is effected without Optionee’s written consent.

(b) “Misconduct” shall mean (A) the commission of any act of fraud, embezzlement or dishonesty by Optionee which materially and adversely affects the business of the Company, the acquiring or successor entity (or parent or any subsidiary thereof), (B) any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Company, the acquiring or successor entity (or parent or any subsidiary thereof), (C) the continued refusal or omission by the Optionee to perform any material duties required of him if such duties are consistent with duties customary for the position held with the Company, the acquiring or successor entity (or parent or any subsidiary thereof), (D) any material act or omission by the Optionee involving malfeasance or gross negligence in the performance of Optionee’s duties to, or material deviation from any of the policies or directives of, the Company or the acquiring or successor entity (or parent or any subsidiary thereof), (E) conduct on the part of Optionee which constitutes the breach of any statutory or common law duty of loyalty to the Company, the acquiring or successor entity (or parent or any subsidiary thereof), or (F) any illegal act by Optionee which materially and adversely affects the business of the Company, the acquiring or successor entity (or parent or any subsidiary thereof), or any felony committed by Optionee, as evidenced by conviction thereof. The provisions of this Section shall not limit the grounds for the dismissal or discharge of Optionee or any other individual in the service of the Company, the acquiring or successor entity (or parent or any subsidiary thereof).

16. NOTICES.

Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given ( except to the extent that this Option Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, with postage and fees prepaid, addressed to the other party at the address shown on the Notice or at such other address as such party may designate in writing from time to time to the other party.

17. INTEGRATED AGREEMENT.

The Grant Agreement, this Agreement and the Plan constitute the entire understanding and agreement of the Optionee and the Participating Company with respect to the subject matter contained herein and therein and there are no agreements, understandings, restrictions, representations, or warranties among the Optionee and the Participating Companies with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Grant Agreement and this Agreement shall survive any exercise of the Option and shall remain in full force and effect.

18. APPLICABLE LAW.

This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California. To the extent any provision of this Agreement or the Grant Agreement are inconsistent with the terms and provisions of the Plan, the terms and provisions of the Plan shall control.

COMPANY:
WORLD OF JEANS & TOPS
Signature of Optionee

By:
Print Name of Optionee	Hezy Shaked
President and Chief Executive Officer